UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

RCN Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Van Buren Street Herndon, VA	20170
(Address of principal executive offices)	(Zip Code)

(703) 434-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

RCN Corporation (collectively, with its direct and indirect subsidiaries, “RCN”) hereby files the following forms of grant document which will be used to evidence a stock option or restricted stock grant made to a named executive officer or director under the RCN Corporation 2005 Stock Compensation Plan. These forms of grant document are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. These forms of grant document contain all of the material terms and conditions of any stock option or restricted stock unit grant under the applicable plan, other than the name of the grantee, the date of grant, the number of shares or units subject to the grant, the vesting schedule and (in the case of a stock option grant) the exercise price per share.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form Non-Qualified Option Agreement

10.2	Form Incentive Stock Option Agreement

10.3	Form Director Restricted Stock Agreement

10.4	Form Executive Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

Date: January 5, 2006	By:	/s/ MICHAEL SICOLI
	Name:	Michael Sicoli
	Title:	Executive Vice President, Chief Financial Officer